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                                                                    EXHIBIT 10.4


                              AMENDED AND RESTATED

                               SECURITY AGREEMENT

                                   dated as of

                                  June 30, 1992

                            and amended and restated

                              as of August 5, 1997

                                      among

                          ORBITAL SCIENCES CORPORATION,


                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                               as Collateral Agent

                                       and

                               NATIONSBANK, N.A.,
                           as Designated Lockbox Bank
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                     AMENDED AND RESTATED SECURITY AGREEMENT

      AMENDED AND RESTATED SECURITY AGREEMENT dated as of June 30, 1992 and amended and restated as of August 5, 1997 among ORBITAL SCIENCES CORPORATION (with its successors, the "DEBTOR"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK (as successor by merger to J.P. Morgan Delaware), as Collateral Agent (with its successors, the "COLLATERAL AGENT") and NATIONSBANK, N.A., as Designated Lockbox Bank.

                              W I T N E S S E T H :

      WHEREAS, the Debtor and certain of its wholly-owned subsidiaries, certain banks (with their respective successors and assigns, the "BANKS"), Morgan Guaranty Trust Company of New York, as administrative agent (the "ADMINISTRATIVE AGENT") and J.P. Morgan Delaware, as collateral agent (the "ORIGINAL COLLATERAL AGENT") have entered into a Credit and Reimbursement Agreement dated as of June 30, 1992 (as amended from time to time prior to the Effective Date (as defined in the Credit Agreement referred to below), including without limitation by the Amended and Restated Credit Agreement dated as of September 27, 1994 among the Debtor and such wholly-owned subsidiaries, the Banks, the Administrative Agent and the Original Collateral Agent, the "ORIGINAL CREDIT AGREEMENT"); and

      WHEREAS, pursuant to a Security Agreement dated as of June 30, 1992 between the Debtor and the Original Collateral Agent (as amended from time to time prior to the Effective Date, the "ORIGINAL COMPANY SECURITY AGREEMENT"), the obligations of the Debtor under the Financing Documents (as defined in the Original Credit Agreement) are secured by Liens (as so defined) on the Collateral (as so defined); and

      WHEREAS, the Original Collateral Agent has merged with and into Morgan Guaranty Trust Company of New York, and Morgan Guaranty Trust Company of New York as the survivor to such merger has assumed all of the obligations of the Original Collateral Agent (Morgan Guaranty Trust Company of New York in its capacity as successor by merger to the Original Collateral Agent, the "COLLATERAL AGENT"); and

      WHEREAS, the Debtor and the Banks wish to restructure the obligations of the Debtor under the Financing Documents; and
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      WHEREAS, in order to effect such restructuring, the Debtor, Magellan
Corporation, a subsidiary of the Debtor, the Banks, the Administrative Agent and the Collateral Agent have entered into a Second Amended and Restated Credit Agreement dated as of August 5, 1997 (the "SECOND AMENDED CREDIT AGREEMENT") pursuant to which the Original Credit Agreement has been amended and restated in its entirety as set forth therein (the Original Credit Agreement, as amended and restated by the Second Amended Credit Agreement and as the same may be further amended or amended and restated from time to time, the "CREDIT AGREEMENT");

      WHEREAS, it is a condition to the effectiveness of the Second Amended Credit Agreement that the Debtor and the Collateral Agent enter into an Amended and Restated Company Security Agreement substantially in the form hereof;

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Original Company Security Agreement is amended and restated in its entirety as follows:

      SECTION 1.  Definitions.

      Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein. The following additional terms, as used herein, have the following respective meanings:

      "ANCILLARY RIGHTS" means rights incidental or ancillary to the Receivables and the administration, servicing and collection thereof, including, without limitation, all collateral security and guarantees of any kind (including without limitation letters of credit or other forms of credit enhancement) given by any Person to the Debtor with respect to any Receivable.

      "COLLATERAL" has the meaning set forth in Section 3.

      "COLLATERAL ACCOUNT" has the meaning set forth in Section 6.

      "DESIGNATED LOCKBOX BANK" means NationsBank, N.A.

      "INSURANCE ACCOUNT" has the meaning set forth in Section 7.

      "INSURANCE PAYMENTS" means all proceeds payable to the Collateral Agent as loss payee under, or unearned premiums with respect to, the Insurance Policies.


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      "INSURANCE POLICIES" means the insurance policies evidencing the insurance the Debtor is maintaining at any time pursuant to Section 5.03 of the Credit Agreement other than any such policy solely with respect to equipment.

      "LETTER OF CREDIT OBLIGATION" means at any time any Reimbursement Obligations of the Debtor or other obligation of the Debtor to make a payment in connection with a Letter of Credit issued for the account of the Debtor, including contingent obligations with respect to amounts which are then, or may thereafter become, available for drawing under Letters of Credit issued for the account of the Debtor then outstanding.

      "LIQUID INVESTMENTS" means Temporary Cash Investments; provided that (i) each Liquid Investment shall mature within 30 days after it is acquired by the Collateral Agent and (ii) in order to provide the Collateral Agent, for the benefit of the Secured Parties, with a perfected security interest therein, each Liquid Investment shall be either:

            (i) evidenced by negotiable certificates or instruments, or if non-negotiable then issued in the name of the Debtor, which (together with any appropriate instruments of transfer) are delivered to, and held by, the Collateral Agent or an agent thereof (which shall not be the Debtor or any of its Affiliates) in the State of New York; or

            (ii) in book-entry form and issued by the United States and subject to pledge under applicable state law and Treasury regulations and as to which (in the reasonable opinion of counsel to the Collateral Agent) appropriate measures shall have been taken for perfection of the Security Interests.

      "PERFECTION CERTIFICATE" means the certificate, substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent, and duly executed by the Debtor.

      "PROCEEDS" means all proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including without limitation all claims of the Debtor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, rights to any returned or repossessed goods relating to any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.


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      "RECORDS" means all right, title or interest of Debtor in and to all documents, books, records and other information (including without limitation computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables.

      "RECEIVABLES" means all "ACCOUNTS" (as defined in the UCC) now owned or hereafter acquired by the Debtor, and shall also mean and include all accounts receivable, contract rights, book debts, chattel paper, notes, drafts and other obligations or indebtedness owing to the Debtor arising from the sale, lease or exchange of goods or other property by it and/or performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Debtor's right in, to and under all purchase orders for goods, services or other property to be provided or sold by it or any Affiliate, and all monies due to or to become due to the Debtor under all contracts for the sale (as seller), lease (as lessor) or exchange of goods or other property and/or performance of services by it (whether or not yet earned by performance on the part of the Debtor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

      "SECURED OBLIGATIONS" means the obligations secured under this Agreement including (a) all principal of and interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Debtor, whether or not allowed or allowable as a claim in any such proceeding) on any loan to the Debtor under, or any note issued by the Debtor pursuant to, the Credit Agreement, (b) all other amounts payable by the Debtor hereunder or under the Credit Agreement (including without limitation any Reimbursement Obligations) and (c) any renewals or extensions of any of the foregoing.

      "SECURED PARTIES" means each of the Banks and the Agents.

      "SECURITY EVENT" means any event, occurrence or condition which, in the sole discretion of the Required Banks acting in good faith, "impairs the prospect of payment" by the Debtor within the meaning of Section 1-208 of the UCC.

      "SECURITY INTERESTS" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

      "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory


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provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

      SECTION 2.  Representations and Warranties.

      The Debtor represents and warrants as follows:

     (A) The Debtor has good title to all of the Collateral, free and clear of any Liens other than the Permitted Liens. The Debtor has taken all actions necessary under the UCC to perfect its interest in any Receivables purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.

     (B) Other than financing statements, mortgages, security agreements or other similar or equivalent documents or instruments with respect to the Security Interests and the Permitted Liens, no financing statement, mortgage, security agreement or similar or equivalent document or instrument covering all or any part of the Collateral is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No Collateral is in the possession of any Person (other than the Debtor) asserting any claim thereto or security interest therein, except that the Collateral Agent or its designee may have possession of Collateral as contemplated hereby.

     (C) On the Effective Date, the Debtor shall deliver the Perfection Certificate to the Collateral Agent. The information set forth therein shall be correct and complete in all material respects. Promptly after the Effective Date, the Debtor shall furnish to the Collateral Agent acknowledgment copies of the filings set forth in Schedule 7 to the Perfection Certificate.

     (D) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations to the extent the UCC is applicable thereto. The Security Interests constitute perfected security interests in the Collateral to the extent that a security interest therein may be perfected by filing pursuant to the UCC, subject to no Liens except for the Permitted Liens and prior to all Liens except for the Permitted Liens (other than the Security Interests) existing on and as of the Effective Date.

     (E) Upon the delivery to the Collateral Agent of assignments and notices of assignment substantially in the forms of Exhibits G-2 and G-3, respectively, to the Credit Agreement with respect thereto, and the filing of each such notice with the governmental authority or agency or other office described therein, the


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Security Interests shall constitute valid assignments of the Receivables due under Eligible Government Contracts to the extent that such assignment is governed by the Assignment of Claims Act.

     (F) No Person other than the Collateral Agent has been named as a loss payee on any of the Insurance Policies, except as permitted in the proviso contained in Section 5.03(e) of the Credit Agreement. No consent of any Person is required in connection with the pledge of the Insurance Policies hereunder.

      SECTION 3.  The Security Interests.

     (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of the Debtor hereunder and under the other Financing Documents, the Debtor hereby grants to the Collateral Agent for the ratable benefit of the Secured Parties, a continuing security interest in and to all of the following property of the Debtor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "COLLATERAL"):

           (1)   Receivables;

           (2)   Ancillary Rights;

           (3)   Records;

           (4)   Insurance Payments;

           (5)   Insurance Policies;

           (6) The Collateral Account, all cash deposited therein from time to time, the Liquid Investments made pursuant to Section 6(D) and other monies and property of any kind of the Debtor in the possession or under the control of the Collateral Agent;

           (7) The Insurance Account, all cash deposited therein from time to time, and the Liquid Investments made pursuant to Section 7(C); and

           (8) All Proceeds of all or any of the Collateral described in clauses 1 through 7 hereof.

     (B) The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or transfer or in any


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way affect or modify, any obligation or liability of the Debtor with respect to any of the Collateral or any transaction in connection therewith.

      SECTION 4.  Further Assurances; Covenants.

     (A) The Debtor will not change its name, identity or corporate structure in any manner or change the location of (i) its chief executive office or chief place of business, or (ii) the locations where it keeps or holds any Collateral from the applicable location described in the Perfection Certificate unless it shall have given the Collateral Agent thirty (30) days prior notice thereof, shall have taken all such action as the Collateral Agent shall reasonably deem necessary to maintain at all times the perfection of the Security Interests in the Collateral granted hereunder and shall have delivered an opinion of counsel with respect thereto in accordance with Section 4(I).

     (B) The Debtor will, from time to time, at its expense, execute, deliver, file and record any statement, notice, assignment, instrument, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC, or any such document or action in respect of the Assignment of Claims Act) that from time to time may be necessary or desirable, or that the Collateral Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Collateral Agent and the Secured Parties to obtain the full benefits of this Agreement, or to enable the Collateral Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Debtor hereby authorizes the Collateral Agent to execute and file financing statements or continuation statements without the Debtor's signature appearing thereon. The Debtor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. The Debtor shall pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral.

     (C) The Debtor will maintain its qualification to do business and all necessary licenses, permits and other governmental authorizations necessary in any jurisdiction to enable the Debtor to perform its obligations in respect of the Receivables and to administer, service and collect the Receivables.

     (D) The Debtor will not, without the consent of the Required Banks, change its credit or collection policies in a manner that is reasonably likely to impair the collectibility of the Receivables.


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     (E) The Debtor will keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Required Banks may reasonably require in order to reflect the Security Interests.

     (F) The Debtor shall use all commercially reasonable efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Receivable (including, without limitation, Receivables which are delinquent, such Receivables to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivables. Subject to the rights of the Collateral Agent and the Secured Parties hereunder if an Event of Default shall have occurred and be continuing, the Debtor may allow in the ordinary course of business as adjustments to amounts owing under the Receivables (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance and (ii) a refund, credit or other adjustment due as a result of returned, damaged, or non-conforming merchandise, products or services, all in accordance with the Debtor's sound business judgment. The costs and expenses (including, without limitation, reasonable attorney's fees) of collection, whether incurred by the Debtor or the Collateral Agent, shall be borne by the Debtor.

     (G) Without the prior written consent of the Required Banks, the Debtor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to, any Collateral except that, subject to the rights of the Agents and the Banks hereunder if an Event of Default shall have occurred and be continuing, the Debtor may dispose of Collateral as permitted by the terms of the Credit Agreement.

     (H) The Debtor will, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.

     (I) Not more than six months nor less than 30 days prior to each date on which the Debtor proposes to take any action in connection with which an opinion of counsel is to be delivered pursuant to Section 4(A), the Debtor shall, at its cost and expense, cause to be delivered to the Secured Parties an opinion of counsel, reasonably satisfactory to the Collateral Agent, substantially in the form of Exhibit C to the effect that all financing statements and amendments or supplements thereto, continuation statements and other documents required to be recorded or filed in order to continue the perfection of the Security Interests against all following the proposed action by the Debtor have been filed in each filing office


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necessary for such purpose and that all filing fees and taxes, if any, payable in connection with such filings have been paid in full.

      SECTION 5.  [Reserved].

      SECTION 6.  Collateral Account.

     (A) There is hereby established with the Collateral Agent a cash collateral account for the Debtor (the "COLLATERAL ACCOUNT") in the name and under the control of the Collateral Agent into which there shall be deposited from time to time (i) the cash proceeds of the Collateral (other than any cash proceeds of the Insurance Payments or the Insurance Policies) required to be delivered to the Collateral Agent pursuant to subsection (B) of this Section 6 or any other provision of this Agreement and (ii) the Borrower LC Amount received by the Administrative Agent pursuant to Section 6.01 of the Credit Agreement. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Collateral Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Collateral Account. The cash amounts on deposit from time to time in the Collateral Account together with any Liquid Investments from time to time made pursuant to subsection (D) of this Section shall constitute part of the Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

     (B) The Debtor shall instruct all Obligors to make all payments in respect of the Eligible Receivables either (i) directly to the Collateral Agent (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of the Collateral Agent) or (ii) to one or more other banks in any state in the United States (by instructing that such payments be remitted to a post office box which shall be in the name and under the control of such bank) under a Lockbox Letter substantially in the form of Exhibit B hereto duly executed by the Debtor and such bank or under other arrangements, in form and substance reasonably satisfactory to the Collateral Agent, pursuant to which the Debtor shall have irrevocably instructed such other bank (and such other bank shall have agreed) to remit all proceeds of such payments directly to the Collateral Agent for deposit into the Collateral Account or as the Collateral Agent may otherwise instruct such bank. All such payments made to the Collateral Agent shall be deposited in the Collateral Account. In addition to the foregoing, the Debtor agrees that if the Proceeds of any Collateral hereunder (including the payments made in respect of Receivables) shall be received by it, the Borrower shall as promptly as possible deposit such Proceeds into the Collateral Account. Until so deposited, all such Proceeds shall be held in trust by the Debtor for the


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Collateral Agent and the other Secured Parties and shall not be commingled with any other funds or property of the Debtor.

     (C) The balance from time to time standing to the credit of the Collateral Account shall, except upon the occurrence and continuation of a Security Event or an Event of Default, be distributed to the Debtor upon the order of the Debtor. If immediately available cash on deposit in the Collateral Account is not sufficient to make any distribution to the Debtor referred to in the previous sentence of this Section 6(C), the Collateral Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this
Section 6, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Collateral Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Collateral Account in the manner specified in
Section 11.

     (D) Amounts on deposit in the Collateral Account aggregating $1,000,000 or more shall be invested and re-invested from time to time in such Liquid Investments as the Debtor shall determine, which Liquid Investments shall be under the control of the Collateral Agent, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Required Banks, liquidate any such Liquid Investment and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 11.

      SECTION 7.  Insurance Accounts.

     (A) There is hereby established with the Collateral Agent a cash collateral account for the Debtor (the "INSURANCE ACCOUNT") in the name and under the control of the Collateral Agent into which there shall be deposited from time to time any amounts received by the Collateral Agent pursuant to Section 5.03(c) of the Credit Agreement. Insurance Payments not identified to a particular Borrower by the payor shall be deposited in the Insurance Account of the Borrower designated by the Company by notice to the Collateral Agent or, in the absence of such notice, shall be deposited in the Insurance Account of the Company. Any income received by the Collateral Agent with respect to the balance from time to time standing to the credit of the Insurance Account, including any interest or capital gains on Liquid Investments, shall remain, or be deposited, in the Insurance Account. The cash amounts on deposit from time to time in the Insurance Account together with any Liquid Investments from time to time made pursuant to subsection (C) of this Section shall constitute part of the


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Collateral hereunder and shall not constitute payment of the Secured Obligations until applied thereto as hereinafter provided.

     (B) The balance from time to time standing to the credit of the Insurance Account shall, except upon the occurrence and continuation of a Default, be distributed to the Debtor upon the order of the Debtor. If immediately available cash on deposit in the Insurance Account is not sufficient to make any distribution to the Debtor referred to in the previous sentence of this Section 7(B), the Collateral Agent shall liquidate as promptly as practicable Liquid Investments as required to obtain sufficient cash to make such distribution and, notwithstanding any other provision of this Section 7, such distribution shall not be made until such liquidation has taken place. Upon the occurrence and continuation of an Event of Default, the Collateral Agent shall, if so instructed by the Required Banks, apply or cause to be applied (subject to collection) any or all of the balance from time to time standing to the credit of the Insurance Account in the manner specified in Section 11.

     (C) Amounts on deposit in the Insurance Account aggregating $1,000,000 or more shall be invested and re-invested from time to time in such Liquid Investments as the Debtor shall determine, which Liquid Investments shall be under the control of the Collateral Agent, provided that, if an Event of Default has occurred and is continuing, the Collateral Agent shall, if instructed by the Required Banks, liquidate any such Liquid Investment and apply or cause to be applied the proceeds thereof to the payment of the Secured Obligations in the manner specified in Section 11.

      SECTION 8.  General Authority.

      The Debtor hereby irrevocably appoints the Collateral Agent its true and lawful attorney, with full power of substitution, in the name of the Debtor, the Agents, any other Secured Parties or otherwise, for the sole use and benefit of the Collateral Agent and the Secured Parties, but at the Debtor's expense, to the extent permitted by law (including, without limitation, applicable laws, rules, regulations and orders) to exercise, at any time and from time to time while and only after an Event of Default has occurred and is continuing, all or any of the following powers with respect to all or any of the Collateral:

                  (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof;

                  (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;


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                  (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Collateral Agent were the absolute owner thereof; and

                  (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Collateral Agent shall give the Debtor not less than ten days' prior written notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. The Debtor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

      SECTION 9.  Remedies upon Event of Default.

     (A) If any Event of Default has occurred and is continuing, the Collateral Agent may at the direction of the Required Banks, exercise on behalf of the Secured Parties all rights of a secured party under the UCC (or, if the Uniform Commercial Code is not in effect in the jurisdiction where such rights are exercised, the UCC as in effect in the State of New York to the extent not prohibited by the laws of such jurisdiction), and, in addition, the Collateral Agent may, at the direction of the Required Banks, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) withdraw all cash and Liquid Investments in the Collateral Account and the Insurance Account and apply such cash and Liquid Investments and other cash, if any, then held by it as Collateral as specified in Section 11 and (ii) if there shall be no such cash or Liquid Investments or if such cash and Liquid Investments shall be insufficient to pay all the Secured Obligations in full, sell the Collateral (subject to any applicable laws, rules, regulations and orders) or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Collateral Agent may reasonably deem satisfactory. The Collateral Agent or any other Secured Party may be the purchaser of any or all of the Collateral (subject to any applicable laws, rules, regulations and orders) so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale). The Debtor will execute and deliver such documents and take such other action as the Collateral Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold (subject to any applicable laws, rules, regulations and orders). Each purchaser at any such sale shall (subject to any applicable laws, rules, regulations


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and orders) hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of the Debtor which may be waived, and the Debtor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 8 shall (1) in the case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may determine. The Collateral Agent shall not be obligated to make any such sale pursuant to any such notice. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the selling price is paid by the purchaser thereof, but the Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Collateral Agent, instead of exercising the power of sale herein conferred upon it (subject to any applicable laws, rules, regulations and orders) may, at the direction of the Required Banks, proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

     (B) For the purpose of enforcing any and all rights and remedies under this Agreement the Collateral Agent may (i) require the Debtor to, and the Debtor agrees that it will, at its expense and upon the request of the Collateral Agent, forthwith assemble all or any part of the Collateral as directed by the Collateral Agent and make it available at a place reasonably designated by the Collateral Agent which is, in its opinion, reasonably convenient to the Collateral Agent and the Debtor, whether at the premises of the Debtor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use the Debtor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by the Debtor, process, repair or recondition it or otherwise prepare it for disposition in any reasonable manner and to the extent the Collateral Agent deems reasonable, appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by the Debtor.

      SECTION 10. Limitation on Duty of Collateral Agent in Respect of
Collateral.

      Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent in good faith.

      SECTION 11.  Application of Proceeds.

      Upon the occurrence and during the continuance of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any cash held in the Collateral Account and Insurance Account shall be applied by the Collateral Agent in the following order of priorities:

            first, to payment of the expenses of such sale or other realization, including reasonable compensation to agents and counsel for the Collateral Agent, and all expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other unreimbursed expenses for which the Collateral Agent or any Bank is to be reimbursed pursuant to the Credit Agreement, and unpaid fees owing to the Agents under the Credit Agreement;

            second, to the ratable payment of accrued but unpaid interest on the Secured Obligations;

            third, to the ratable payment of unpaid principal of Loans and, subject to the second sentence of subsection (b), Letter of Credit Obligations;

            fourth, to the ratable payment of all other Secured Obligations, until all Secured Obligations shall have been paid in full; and
            finally, to payment to the Debtor or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

      (b) The Collateral Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof. If at any time any monies collected or received by the Collateral Agent are distributable pursuant to this Section in respect of a Letter of Credit Obligation which is a contingent obligation at such time, then the Collateral Agent shall invest such amounts in Liquid Investments selected by it and shall hold all such amounts so distributable and all such Liquid Investments and the net proceeds thereof in trust for application to the payment of such Letter of Credit Obligation at such time as such Letter of Credit Obligation is no longer a contingent obligation. If the Collateral Agent holds any amounts which were distributable in respect of any Letter of Credit Obligations after all Letters of Credit have expired and all amounts payable with respect thereto have been paid, such amounts shall be applied in the order set forth in subsection (a) above.

      (c) In making the determinations and allocations required by this Section, the Collateral Agent shall have no liability to any of the Banks for actions taken in reliance on information supplied by the Banks as to the amounts of the Secured Obligations held by them. All distributions made by the Collateral Agent pursuant to this Section shall be final, and the Collateral Agent shall have no duty to inquire as to the application by the Banks of any amount distributed to them. However, if at any time the Collateral Agent determines that an allocation or distribution previously made pursuant to this Section was based on a mistake of fact (including, without limiting the generality of the foregoing, mistakes based on any assumption that principal or interest has been paid by payments which are subsequently recovered from the recipient thereof through the operation of any bankruptcy, reorganization, insolvency or other laws or otherwise), the Collateral Agent may in its discretion, but shall not be obligated to, adjust subsequent allocations and distributions hereunder so that, on a cumulative basis, the Collateral Agent and the Banks receive the distributions to which they would have been entitled if such mistake of fact had not been made.


      SECTION 12.  Appointment of Co-agents.

      At any time or times, in order to comply with any legal requirement in any jurisdiction, the Collateral Agent may appoint another bank or trust company or one or more other Persons, either to act as collateral co-agent or collateral co-agents, jointly with the Collateral Agent, or to act as separate collateral agent or collateral agents on behalf of the Secured Parties with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Collateral Agent, include provisions for the protection of each such collateral co-agent or separate collateral agent similar to the provisions of
Article 7 of the Credit Agreement).

      SECTION 13. Designated Lockbox Bank. The Designated Lockbox Bank shall have the rights and obligations of the Collateral Agent in respect of the Collateral Account specified in Section 6 of this Agreement, provided that if an Event of Default has occurred and is continuing, the Designated Lockbox Bank shall exercise such rights and perform such obligations at the direction of the Collateral Agent. In exercising such rights and performing such obligations the Designated Lockbox Bank shall have the benefit of all privileges, immunities and indemnities provided for the Collateral Agent under this Agreement including without limitation the provisions of Section 14 hereof. The Designated Lockbox Bank may resign as Designated Lockbox Bank in accordance with the provisions of
Section 7.08 of the Credit Agreement.

      SECTION 14.  Expenses.

      The Debtor agrees that it will, on demand, pay to the Collateral Agent the amount of any and all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel and of any other experts, which the Collateral Agent may incur in connection with (x) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Security Interest, (y) the collection, sale or other disposition of any of the Collateral or (z) the exercise by the Collateral Agent of any of the rights conferred upon it hereunder. The obligation to pay any such amount shall be an additional Secured Obligation hereunder, and each such amount shall bear interest from the time of demand at the rate applicable to Base Rate Loans.

      SECTION 15.  Termination of Security Interests; Release of Collateral.

      Upon the repayment in full of all Secured Obligations, the termination of the Commitments under the Credit Agreement and the cancellation or expiration of all Letters of Credit, the Security Interests and all obligations of the Debtor under this Agreement shall terminate and all rights to and interests in the Collateral shall revert to the Debtor.

      (b) Unless otherwise instructed by the Required Lenders at a time while an Event of Default has occurred and is continuing, upon the consummation of any Asset Sale permitted by the terms of the Credit Agreement, the Collateral Agent shall release the Collateral (but not any Proceeds thereof) sold pursuant to such

Asset Sale. Any such release shall not require the consent of any Bank, and the Collateral Agent shall be fully protected in relying on a certificate of the Debtor as to whether an Event of Default has occurred and is continuing at any relevant time or any particular Asset Sale is permitted by the terms of the Credit Agreement.

      (c) In addition to releases of Collateral permitted pursuant to subsection
(b), at any time and from time to time prior to such termination of the Security Interests, the Collateral Agent may release any of the Collateral with the prior written consent of the Required Banks; provided that the Collateral Agent may release all or substantially all of the Collateral only with the prior written consent of all of the Banks.

      (d) Upon the termination of the Security Interests or any release of any Collateral permitted by this Section, the Collateral Agent will promptly, at the expense of the Debtor, execute and deliver to the Debtor such documents as the Debtor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be, including UCC termination statements, and will duly assign, transfer and deliver to the Debtor or to whomever lawfully shall be entitled to receive the same, such of the Collateral as may be in the possession of the Collateral Agent.

      SECTION 16.  Notices.

      All notices, communications and distributions to any party hereunder shall be given in accordance with Section 10.01 of the Credit Agreement.

      SECTION 17.  Waivers, Non-Exclusive Remedies.

      No failure on the part of the Collateral Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in the Financing Documents are cumulative and are not exclusive of any other remedies provided by law.

      SECTION 18.  Successors and Assigns.

      This Agreement is for the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on the Debtor and the Collateral Agent and their respective successors and assigns.

      SECTION 19.  Changes in Writing.

      Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Debtor and the Collateral Agent with the consent of the Required Banks (or in the case of changes to Section 15 hereof, all of the Banks).

      SECTION 20.  New York Law.

      This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except as otherwise required by mandatory provisions of law and except to the extent that remedies provided by the laws of any jurisdiction other than New York are governed by the laws of such jurisdiction.

      SECTION 21.  Severability.

      If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      SECTION 22.  Counterparts.

      This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        ORBITAL SCIENCES CORPORATION


                                        By  /s/ Kenneth H. Sunshine
                                           ------------------------------------
                                           Title:  Vice President and Treasurer


                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK, as Collateral Agent


                                        By  /s/ James E. Condon
                                           ------------------------------------
                                           Title:  Vice President


                                        NATIONSBANK N.A., as Designated
                                            Lockbox Bank

                                        By  /s/ James W. Gaittens
                                           ------------------------------------
                                           Title:  Vice President

                                                                       EXHIBIT A


                             PERFECTION CERTIFICATE


      The undersigned, the [chief executive officer/chairman] and the chief legal officer of ORBITAL SCIENCES CORPORATION, a Delaware corporation (the "DEBTOR"), hereby certify with reference to the Amended and Restated Security Agreement dated as of June 30, 1992 and amended and restated as of August 5, 1997 between the Debtor and Morgan Guaranty Trust Company of New York, as Collateral Agent (terms defined therein being used herein as therein defined), to the Agents and each other Secured Party as follows:

      1. Names. (a) The exact corporate name of the Debtor as of the date hereof:

     (b) Set forth below is each other corporate name the Debtor has had since its organization, together with the period during which such name was used:

     (c) Except as set forth in Schedule 1, the Debtor has not changed its identity or corporate structure in any way within the past five years.

      [Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by paragraphs 1, 2 and 3 of this certificate as to each acquiree or constituent party to a merger or consolidation.]

     (d) The following is a list of all other names (including trade names or similar appellations) used by the Debtor or any of its divisions or other business units at any time during the past five years:

      2. Current Locations. (a) The chief executive office of the Debtor is located at the following address:

MAILING ADDRESS                      COUNTY         STATE

     (b) The following are all the places of business of the Debtor not identified above in the states identified above:


NAME              MAILING ADDRESS           COUNTY      STATE

      3. Prior Locations. (a) Set forth below is the information required by subparagraphs (a), (b) and (c) of paragraph 2 with respect to each location or place of business maintained by the Debtor (except as otherwise disclosed in paragraph 2) at any time during the past five years:

      4. Unusual Transactions. Except as set forth in Schedule 4, all Receivables have been originated by the Debtor and all Equipment has been acquired by the Debtor in the ordinary course of its business.

      5. File Search Reports. Attached hereto as Schedule 5(A) is a true copy of a file search report from the Debtor in each jurisdiction identified in paragraph 2 or 3 above with respect to each name set forth in paragraph 1 above. Attached hereto as Schedule 5(B) is a true copy of each financing statement or other filing identified in such file search reports.

      6. UCC Filings. A duly signed financing statement on Form UCC-1 in substantially the form of Schedule 6(A) hereto has been duly filed in the Uniform Commercial Code filing office in each jurisdiction identified in paragraph 2 hereof.

      7. Schedule of Filings. Attached hereto as Schedule 7 is a schedule setting forth filing information with respect to the filings described in paragraph 6 above.

      8. Filing Fees. All filing fees and taxes payable in connection with the filings described in paragraph 6 above have been paid.

      IN WITNESS WHEREOF, we have hereunto set our hands this day of August 5, 1997.


                                         Name:
                                         Title:




                                         Name:
                                         Title:

                                                                   SCHEDULE 6(A)


DESCRIPTION OF COLLATERAL

      All of Debtor's right, title and interest in and to the following, whether now owned or existing or hereafter acquired or arising and regardless of where located: (i) All accounts; (ii) All accounts receivable, contract rights, book debts, chattel paper, notes, drafts and other obligations or indebtedness owing to the Debtor arising from the sale, lease or exchange of goods or other property by it and/or performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction) and all of the Debtor's right in, to and under all purchase orders for goods, services or other property to be provided or sold by it or any affiliate, and all monies due to or to become due to the Debtor under all contracts for the sale (as seller), lease (as lessor) or exchange of goods or other property and/or performance of services by it (whether or not yet earned by performance on the part of the Debtor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any person with respect to any of the foregoing; (iii) All rights incidental or ancillary to any of the foregoing and the administration, servicing and collection thereof, including, without limitation, all collateral security and guarantees of any kind (including without limitation letters of credit or other forms of credit enhancement) given by any person to the Debtor with respect to any of the foregoing; (iv) All documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to any of the foregoing;
(v) All proceeds payable to the loss payee under, or unearned premiums with respect to, any policy of insurance maintained by or on behalf of the Debtor except any policy solely with respect to equipment; and (vi) All proceeds of, and all other profits, rentals, or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, any of the foregoing, including without limitation all claims of the Debtor against third parties for loss of, damage to or destruction of, any of the foregoing, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of any of the foregoing, rights to any returned or repossessed goods relating to any of the foregoing, and any condemnation or requisition payments with respect to any of the foregoing.

                                                                      SCHEDULE 7

                               SCHEDULE OF FILINGS

      DEBTOR             FILING                 FILE                 DATE OF
                         OFFICER                NUMBER               FILING*







--------
      1 Indicate lapse date, of other than fifth anniversary.

                                                                       EXHIBIT B


                            [FORM OF LOCKBOX LETTER]

                                                        _______________ __, 19__



      [Name and Address of Lockbox Bank]

                 Re: ORBITAL SCIENCES CORPORATION

      Gentlemen:

      We hereby notify you that effective _______________, 19__, we have transferred exclusive control of our lock-box account[s] No.[s]. ____________ (the "LOCKBOX ACCOUNT[S]") maintained with you under the terms of the [Lockbox Agreement] attached hereto as Exhibit A to Morgan Guaranty Trust Company of New York, as Collateral Agent (the "COLLATERAL AGENT").

      We hereby irrevocably instruct you to make all payments to be made by you out of or in connection with the Lockbox Account[s] (i) to the Collateral Agent for credit to account no. ____________ maintained by it at its office at _______________________________ or (ii) as you may otherwise be instructed by the Collateral Agent.

      We also hereby notify you that the Collateral Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account[s], including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account[s] and the right to exercise sole dominion and control over all the contents in the lock-box(es), including the right to deny any person access to such contents.

      All funds deposited into the Lockbox Account[s] will not be subject to deductions, set-off, banker's lien or any other right in favor of any other person than the Collateral Agent, except that you may set-off against the Lockbox Account[s] the face amount of any check deposited in and credited to such Lockbox Account[s] which is subsequently returned for any reason. Your compensation for providing the services contemplated herein shall be as mutually agreed between you and us from time to time and we will continue to pay such compensation.

      Please confirm your acknowledgment of and agreement to the foregoing instructions by signing in the space provided below.


                                        Very truly yours,

                                        ORBITAL SCIENCES CORPORATION


                                        By

                                           Name:
                                           Title:


Acknowledged and agreed to as of
this ____ day of ____________, 19__.

[LOCKBOX BANK]


By

    Name:
    Title:

                                                                       EXHIBIT C


                                   OPINION OF
                               COUNSEL FOR DEBTOR

                                     * * * *


      1. The provisions of the Credit Agreement and the Company Security Agreements are sufficient to create in favor of the Collateral Agent a security interest in all right, title and interest of each Debtor in those items and types of the Collateral described in the Security Agreement to which it is a party in which a security interest may be created under Article 9 of the Uniform Commercial Code as in effect in the State of New York.

      2. Financing statements on Form UCC-1 have been duly executed by the Debtor and have been duly filed in each filing office indicated in the Perfection Certificate of the Debtor under the Uniform Commercial Code in effect in each state in which said filing offices are located. The description of the Collateral set forth in said financing statements is sufficient to perfect a security interest in the items and types of Collateral described therein in which a security interest may be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in such states. Such filings are sufficient to perfect the security interests created by the Security Agreement in all right, title and interest of the Debtor party thereto in those items and types of Collateral described in the Security Agreement in which a security interest may be perfected by the filing of financing statements under the Uniform Commercial Code in such states, except that we express no opinion as to personal property affixed to real property in such a manner as to become a fixture under the laws of any state in which Collateral may be located, and we call your attention to the fact that the Collateral Agent's security interest in certain of such Collateral may not be perfected by the filing of financing statements under the Uniform Commercial Code.